Exhibit 99.1

IMMUNOMEDICS BOARD INSTITUTES MEASURES AS STOCKHOLDER FIDUCIARIES TO PRESERVE THEIR BEST BUSINESS JUDGMENT TO PROTECT THE RIGHTS OF ALL STOCKHOLDERS

Annual Meeting to Proceed as Scheduled at 10 a.m. ET Today

Morris Plains, N.J., March 3, 2017 – Immunomedics, Inc. (NASDAQ: IMMU) (“Immunomedics” or “the Company”) today announced that on behalf of all stockholders, it will continue to pursue legally justified relief against venBio Select Advisor LLC (“venBio”) and venBio’s four director candidates in the United States District Court for the District of Delaware (the “Federal Action”) for their unlawful proxy fight that continues to violate a myriad of federal securities laws. As a result of these violations, venBio has interfered with the voting franchise of Immunomedics’ stockholders and has irreparably tainted the potential outcome of the Company’s 2016 Annual Meeting of Stockholders scheduled for today at the Company’s offices.

Immunomedics today also announced that it will promptly seek appropriate relief in a proceeding in the Delaware Chancery Court (the “State Proceeding”) while the Company continues to take steps to protect the rights of all of its stockholders.

In the Federal Action, the Court denied late yesterday Immunomedics’ recent motion for emergency relief. In denying the motion, the Court explicitly ruled that:

“[s]hould the Annual Meeting go forward and the venBio nominees replace the current Board, and should [Immunomedics] subsequently prove the election results were tainted, the Court can exercise its equitable power to void the results of the Annual Meeting (should such action be warranted based on a full record).”

Immunomedics intends to proceed with its Annual Meeting scheduled for today at 10:00 a.m. Eastern Time in the Company’s office in Morris Plains, N.J. Stockholders will be able to vote by proxy or ballot at the meeting, and the Independent Inspector of Election will segregate all proxies and ballots turned in at the meeting and proceed with its normal procedures for tabulating the results pending the outcome of the litigation between the parties. Regardless of the outcome of the Annual Meeting, Immunomedics will continue to pursue the Federal Action and initiate the State Proceeding to allow the Company to have a full and fair opportunity to be heard on the merits of its claims against venBio based on a full evidentiary record.

The Board is taking these actions because it firmly believes that if venBio’s nominees prevail at the Annual Meeting and take control of the Board, the new venBio-controlled Board would follow through on its campaign promises and attempt to unwind the stockholder value-protecting and enhancing transaction with Seattle Genetics, Inc. (NASDAQ: SGEN). Immunomedics strongly believes that instead of the Seattle Genetics partnership, venBio's plans to deploy a self-interested and extremely high-risk agenda to attempt to self-develop and market IMMU-132, while massively diluting all other stockholders, less a select few, pre-selected hedge funds. The current Board also believes that the Seattle Genetics transaction is in the best interests of all stockholders and, thus, unequivocally consistent with and legally imperative to its fiduciary duties to continue to take all appropriate actions to protect stockholder value. In addition, the Board believes that if venBio’s nominees prevail at the Annual Meeting and take control of the Board, the new venBio-controlled Board would take self-interested actions to dismiss the Federal Action against itself and its director nominees. The Board, therefore, will, and legally must, continue to comport with its fiduciary duties by pursuing the Federal Action on the merits. This is a legal imperative in order to protect the integrity of Immunomedics’ stockholder franchise that venBio tainted by violating the federal securities and state corporate laws through an unlawful proxy fight.

In order to facilitate the prompt adjudication of its federal claims so that the will of all stockholders can be acted upon expeditiously, Immunomedics intends to seek expedited discovery and an expedited trial with respect to a multitude of illegal and ethically questionable actions employed by venBio to deceive other stockholders into voting for its slate.

As previously announced on February 10, 2017, Immunomedics entered into an exclusive global licensing agreement with Seattle Genetics, a highly respected oncology company and a world leader in developing and commercializing novel antibody-drug conjugates (ADCs) for the treatment of cancer. Immunomedics emphatically believes that Seattle Genetics is the perfect fit for a partnership with Immunomedics on sacituzumab govitecan (IMMU-132). Seattle Genetics has agreed to fund the full development, manufacture and commercialization of IMMU-132, the Company’s promising proprietary, Phase 2 solid tumor therapy candidate. With very substantial upfront payments and a multitude of near-term, mid-term and other milestones, we believe Immunomedics stockholders stand to share up to approximately $2 billion in cash, plus substantial additional, double-digit tiered royalties potentially on multiple solid tumor indications. The Company fully supports what it views as an outstanding licensing partnership with Seattle Genetics, a strong and logical strategic biotech company to successfully complete the final phase of obtaining accelerated FDA approval of IMMU-132 in patients with metastatic triple-negative breast cancer (TNBC) and to seek FDA approval for IMMU 132 in additional indications, including urothelial cancer (UC), small-cell lung cancer (SCLC) and non-small-cell lung cancer (NSCLC), which are in Phase 2 clinical studies, along with other solid tumor indications.

Immunomedics continues to believe that the litigation brought by venBio in Delaware Chancery Court against the Company and its directors to enjoin the licensing transaction with Seattle Genetics is tortious, completely devoid of any merit and will severely damage stockholder value. If, by chance, venBio were to win the proxy contest and immediately assume control of the Board, its appointed directors, as they have publically disclosed, will most certainly vote to drop Immunomedics' defense of the Seattle Genetics partnership in an obvious and what would be an unlawful attempt to scuttle the valid legal contract supporting the transaction. Given that the Immunomedics Board employed its legally-required best business judgment to enter into the licensing transaction, it is incumbent upon the Board to continue to exercise its fiduciary duty to all stockholders by defending the transaction at a hearing scheduled for March 9, 2017 in Delaware Chancery Court before Vice Chancellor Laster.

Greenhill & Co., LLC, is serving as financial advisor to Immunomedics. DLA Piper LLP (US) and Vinson & Elkins L.L.P. are serving as legal advisors.

About Immunomedics

Immunomedics (the “Company”) is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer, autoimmune disorders and other serious diseases. Immunomedics’ advanced proprietary technologies allow the Company to create humanized antibodies that can be used either alone in unlabeled or “naked” form, or conjugated with radioactive isotopes, chemotherapeutics, cytokines or toxins. Using these technologies, Immunomedics has built a pipeline of eight clinical-stage product candidates. Immunomedics’ portfolio of investigational products includes antibody-drug conjugates (ADCs) that are designed to deliver a specific payload of a chemotherapeutic directly to the tumor while reducing overall toxic effects that are usually found with conventional administration of these chemotherapeutic agents. Immunomedics’ most advanced ADCs are sacituzumab govitecan (IMMU-132) and labetuzumab govitecan (IMMU-130), which are in Phase 2 trials for a number of solid tumors and metastatic colorectal cancer, respectively. IMMU-132 has received Breakthrough Therapy Designation from the FDA for the treatment of patients with triple-negative breast cancer who have failed at least two prior therapies for metastatic disease. Immunomedics has a research collaboration with Bayer to study epratuzumab as a thorium-227-labeled antibody. Immunomedics has other ongoing collaborations in oncology with independent cancer study groups. The IntreALL Inter-European study group is conducting a large, randomized Phase 3 trial combining epratuzumab with chemotherapy in children with relapsed acute lymphoblastic leukemia at clinical sites in Australia, Europe, and Israel. Immunomedics also has a number of other product candidates that target solid tumors and hematologic malignancies, as well as other diseases, in various stages of clinical and preclinical development. These include combination therapies involving its antibody-drug conjugates, bispecific antibodies targeting cancers and infectious diseases as T-cell redirecting immunotherapies, as well as bispecific antibodies for next-generation cancer and autoimmune disease therapies, created using its patented DOCK-AND-LOCK® protein conjugation technology. The Company believes that its portfolio of intellectual property, which includes approximately 306 active patents in the United States and more than 400 foreign patents, protects its product candidates and technologies. For additional information on the Company, please visit its website at www.immunomedics.com. The information on its website does not, however, form a part of this press release.

Important Additional Information

Immunomedics, Inc. (the “Company”), its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.immunomedics.com, by writing to Immunomedics, Inc. at 300 The American Road, Morris Plains, New Jersey 07950, or by calling the Company’s proxy solicitor, or by calling Dr. Chau Cheng, Senior Director, Investor Relations & Corporate Secretary, (973) 605-8200, extension 123.

Forward-Looking Statements

This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), regulatory applications and related timelines, out-licensing arrangements (including the timing and amount of contingent payments under the license and development agreement with Seattle Genetics), forecasts of future operating results, potential collaborations, and capital raising activities, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, the Company’s dependence on business collaborations or availability of required financing from capital markets, or other sources on acceptable terms, if at all, in order to further develop our products and finance our operations, new product development (including clinical trials outcome and regulatory requirements/actions), the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates, risks associated with the outcome of pending litigation and competitive risks to marketed products, and the Company’s ability to repay its outstanding indebtedness, if and when required, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Dr. Chau Cheng

Senior Director, Investor Relations & Corporate Secretary

(973) 605-8200, extension 123

ccheng@immunomedics.com

Media

Dan Katcher / Ed Trissel / Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Investors

Dan Burch / Bob Marese

MacKenzie Partners, Inc.

dburch@mackenziepartners.com / bmarese@mackenziepartners.com

(212) 929-5500